Exhibit 10.30

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION COPY

MASTER REPURCHASE AGREEMENT

among

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as administrative agent (“Administrative Agent”)

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as buyer (“Buyer”)

and

CALIBER HOME LOANS, INC., as seller (“Seller”)

Dated as of April 2, 2018

CHL GMSR ISSUER TRUST

MSR COLLATERALIZED NOTES,

SERIES 2018-VF1

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-iii-

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Schedule 1	–	Responsible Officers of Seller

Schedule 2	–	Asset Schedule

Schedule 3	–	Buyer Account

Schedule 3.17	–	Other Corporate/Fictitious Names

Exhibit A	–	Form of Transaction Notice

Exhibit B	–	Existing Indebtedness

Exhibit C	–	Form of Compliance Certificate

Exhibit D-1	–	Form of U.S. Tax Compliance Certificate

Exhibit D-2	–	Form of U.S. Tax Compliance Certificate

Exhibit D-3	–	Form of U.S. Tax Compliance Certificate

Exhibit D-4	–	Form of U.S. Tax Compliance Certificate

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MASTER REPURCHASE AGREEMENT

This Master Repurchase Agreement (“Agreement”) is made as of April 2, 2018, among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“CSFB”), as administrative agent (the “Administrative Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CSCIB”), as buyer (“Buyer”), and CALIBER HOME LOANS, INC. (“Caliber”), as seller (“Seller”). Capitalized terms have the meanings specified in Sections 1.01 and 1.02.

W I T N E S S E T H :

WHEREAS, pursuant to the Base Indenture and the Series 2018-VF1 Indenture Supplement, CHL GMSR Issuer Trust (the “Issuer”) has duly authorized the issuance of a Series of Notes, as a single Class of Variable Funding Notes, known as the “CHL GMSR Issuer Trust MSR Collateralized Notes, Series 2018-VF1” (the “Note”);

WHEREAS, from time to time the parties hereto may enter into Transactions;

WHEREAS, Seller is the owner of the Note;

WHEREAS, Seller wishes to sell the Note to Buyer pursuant to the terms of this Agreement; and

WHEREAS, any proceeds from the Transactions involving the Note may be used for general corporate purposes.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. Capitalized terms used herein shall have the indicated meanings:

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Act of Insolvency” means, with respect to any Person, (a) the filing of a petition by such Person commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining by such Person of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering by such Person of any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such Person of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.

“Additional Balance” has the meaning set forth in Section 2.13.

“Additional Funding” has the meaning set forth in Section 2.13.

“Additional Repurchase Assets” has the meaning set forth in Section 4.02(c).

“Administrative Agent” has the meaning given to such term in the preamble to this Agreement.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Agreement” has the meaning given to such term in the preamble to this Agreement.

“Amortization Date” has the meaning assigned to the term in the Pricing Side Letter.

“Amortization Payment Amount” has the meaning assigned to the term in the Pricing Side Letter.

“Applicable Lending Office” means the “lending office” of Buyer (or of an Affiliate of Buyer) designated on the signature page hereof or such other office of Buyer (or of an Affiliate of Buyer) as Buyer may from time to time specify to Seller in writing as the office by which the Transactions are to be made and/or maintained.

“Asset Schedule” means Schedule 2 attached hereto, which lists the Note, as such schedule shall be updated from time to time in accordance with Section 2.02, including in connection with Buyer’s approval of any Additional Balances pursuant to Section 2.13.

“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Base Indenture” means the Base Indenture, dated as of April 2, 2018, among Buyer, Citibank, N.A., as indenture trustee, as calculation agent, as paying agent and as securities intermediary, Seller, as administrator and as servicer, CSFB, as administrative agent, and the Credit Manager, including the schedules and exhibits thereto.

“Base Rate” means the LIBOR Rate.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) any other day on which (x) national banking associations or state banking institutions in New York, New York, the State of Texas or the city and state where the Corporate Trust Office is located or (y) the Federal Reserve Bank of New York, are authorized or obligated by law, executive order or governmental decree to be closed.

“Buyer” means CSCIB, together with its successors, and any assignee of and Participant or Transferee in the Transaction.

“Buyer Account” means the account identified on Schedule 3 hereto.

“Caliber” has the meaning given to such term in the preamble to this Agreement.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

“Change in Control” means, (A) at any time prior to a public offering of Caliber, the LSF Parties cease to collectively own, directly or indirectly, at least 50.01% of Caliber, and (B) at any time after a public offering of Caliber, any “person” or “group” other than the LSF Parties owns, directly or indirectly, more than thirty-five percent (35%) of Caliber.

“Closing Date” means April 2, 2018.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means the obligation of Buyer to enter into Transactions with Seller prior to the Amortization Date with an aggregate outstanding Purchase Price at any one time not to exceed the Committed Amount.

“Commitment Fee” has the meaning assigned to the term in the Pricing Side Letter.

“Committed Amount” has the meaning assigned to the term in the Pricing Side Letter.

“Confidential Information” has the meaning set forth in Section 10.11(b).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control”, “Controlling” or “Controlled” means the possession of the power to direct or cause the direction of the management or policies of a Person through the right to exercise voting power or by contract, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Credit Manager” means Pentalpha Surveillance LLC and any successor thereto in such capacity.

“CSCIB” has the meaning given to such term in the preamble to this Agreement.

“CSFB” has the meaning given to such term in the preamble to this Agreement.

“Default” means an event, condition or default that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“EO13224” has the meaning set forth in Section 3.25.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that, together with Seller is treated as a single employer under section 414(b) or (c) of the Code or solely for purposes of section 302 of ERISA and section 412 of the Code is treated as single employer described in section 414 of the Code.

“ERISA Event of Termination” means with respect to Seller (i) with respect to any Plan, a reportable event, as defined in section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of section 4043(a) of ERISA that it be notified with thirty (30) days of the occurrence of such event, or (ii) the withdrawal of Seller or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in section 4001(a)(2) of ERISA, or (iii) the failure by Seller or any ERISA Affiliate thereof to meet the minimum funding standard of section 412 of the Code or section 302 of ERISA with respect to any Plan, including the failure to make on or before its due date a required installment under section 412(m) of the Code (or Section 430(j) of the Code as amended by the Pension Protection Act) or section 302(e) of ERISA (or section 303(j) of ERISA, as amended by the Pension Protection Act), or (iv) the distribution under section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or any ERISA Affiliate thereof to terminate any plan, or (v) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under sections 412(b) or 430(k) of the Code with respect to any Plan.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Buyer or other recipient or required to be withheld or deducted from a payment to such Buyer or such other recipient: (a) Taxes imposed on or measured by net income or net profits (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed on a Buyer or other recipient as a result of such Buyer or such other recipient being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) any Tax imposed on a Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 2.11(e); (c) any withholding Tax that is imposed on amounts payable to or for the account of such Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such Buyer or such other recipient becomes a party to or under this Agreement, or such person changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office; and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” has the meaning specified in Section 3.22.

“Expenses” means all present and future expenses reasonably incurred by or on behalf of Buyer in connection with the negotiation, execution or enforcement of this Agreement or any of the other Program Agreements and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the reasonable and documented cost of title, lien, judgment and other record searches; reasonable and documented out-of-pocket attorneys’ fees; any ongoing audits or due diligence costs in connection with valuation (such audit and due diligence costs being limited to no more than one (1) visit and $[***] per year unless an Event of Default shall have occurred and be continuing), entering into Transactions or determining whether a Margin Deficit may exist; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount that is satisfactory to Ginnie Mae.

“Financial Statements” means the consolidated financial statements of Seller prepared in accordance with GAAP for the year or other period then ended.

“GAAP” means U.S. generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its successors, as in effect from time to time, and (ii) applied consistently with principles applied to past financial statements of Seller and its subsidiaries; provided, that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) that such principles have been properly applied in preparing such financial statements.

“GLB Act” has the meaning set forth in Section 10.11(b).

“GMSR Participation Agreement” means the GMSR Participation Agreement, dated as of April 2, 2018, between Caliber, as company, and Caliber, as initial participant.

“Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller or Buyer, as applicable.

“Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgage Loan or Mortgaged Property, to the extent required by Administrative Agent. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Indebtedness ” means, for any Person, at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than (i) deferred purchase price that is contingent upon performance and (ii) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including any Indebtedness arising hereunder; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller under any Program Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indenture” means the Base Indenture, together with the Series 2018-VF1 Indenture Supplement thereto.

“Indenture Trustee” means Citibank, N.A., its permitted successors and assigns.

“IRS” means the United States Internal Revenue Service.

“Issuer” has the meaning given to such term in the recitals to this Agreement.

“Laws” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“LIBOR” means the London interbank offered rate.

“LIBOR Determination Date” means for each Interest Accrual Period, the second (2nd) London Banking Day prior to the commencement of such Interest Accrual Period.

“LIBOR Index Rate” means for a one-month period, the LIBOR per annum (rounded upward, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the date that is two (2) London Banking Days before the commencement of such one-month period.

“LIBOR Rate” means, with respect to any Interest Accrual Period with respect to which interest is to be calculated by reference to the “LIBOR Rate,” (a) the LIBOR Index Rate for a one-month period, if such rate is available, (b) in the event that LIBOR and LIBOR Index Rate are phased out, and a new benchmark intended as a replacement for LIBOR and LIBOR Index Rate is established or administered by the Financial Conduct Authority or ICE Benchmark Administration or other comparable authority, and such new benchmark with a one-month maturity is readily available through Bloomberg or a comparable medium, then the Administrator, with the Administrative Agent’s written consent, shall direct the Indenture Trustee to utilize such new benchmark with a one-month maturity for all purposes hereof in place of the LIBOR Index Rate, and (c) if the LIBOR Index Rate cannot be determined or has been phased out and no new benchmark under clause (b) has been established, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) London Banking Days before the beginning of such one-month period by three (3) or more major banks in the interbank Eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such one-month period and in an amount equal or comparable to the principal amount of the portion of the Note Balance on which the “LIBOR Rate” is being calculated.

“ LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the ICE Benchmark Administration as an information vendor for the purpose of displaying ICE Benchmark Administration interest settlement rates for U.S. Dollar deposits).

“Lien” means, with respect to any property or asset of any Person any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset.

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.

“LSF Parties” means Lone Star Fund VI (U.S.), L.P., LSF VI International 2, L.P., Lone Star Fund V (U.S.), L.P., LSF V International Finance, L.P., and/or their Affiliates.

“Margin” has the meaning assigned to the term in the Pricing Side Letter.

“Margin Call” has the meaning set forth in Section 2.05(a).

“Margin Deadlines” has the meaning set forth in Section 2.05(b).

“Margin Deficit” has the meaning set forth in Section 2.05(a).

“Market Value” means, with respect to the Note as of any date of determination, and without duplication, the fair market value of the Note on such date as determined by Buyer (or an Affiliate thereof) in its sole discretion.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of Seller or any wholly owned subsidiaries thereof that is a party to any Program Agreement taken as a whole;

(b) a material impairment of the ability of Seller or any wholly owned subsidiaries thereof that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller or any wholly owned subsidiaries thereof that is a party to any Program Agreement.

“Maximum Purchase Price” has the meaning assigned to the term in the Pricing Side Letter.

“MLRA Pricing Side Letter” means that certain amended and restated Pricing Side Letter, dated as of August 26, 2016, among CSFB, CSCIB, Alpine Securitization LTD and other buyers joined thereto from time to time and Caliber.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“More Favorable Agreement” has the meaning set forth in Section 6.29.

“Mortgage Loan Repurchase Agreement” means that certain Second Amended and Restated Master Repurchase Agreement, dated as of August 26, 2016, among CSFB, CSCIB, Alpine Securitization LTD and other buyers joined thereto from time to time and Caliber.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Non-Extension Fee” has the meaning assigned to the term in the Pricing Side Letter.

“Non-Recourse Debt” means liabilities for which the assets securing such obligations are the only source of repayment, subject to customary, non-recourse carve-outs. For the avoidance of doubt, Non-Recourse Debt shall include securitizations that meet the foregoing criteria.

“Note” has the meaning given to such term in the recitals to this Agreement.

“Notice” or “Notices” means all requests, demands and other communications, in writing (including facsimile transmissions and e-mails), sent by overnight delivery service, facsimile transmission, electronic transmission or hand-delivery to the intended recipient at the address specified in Section 10.05 or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the outstanding principal balance of the Purchase Price, together with interest thereon on the Termination Date, outstanding interest due on each Price Differential Payment Date, and other obligations and liabilities, to Buyer or its Affiliates arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums reasonably incurred and paid by Buyer or on behalf of Buyer in order to preserve any Repurchase Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in this definition, the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Repurchase Asset, or of any exercise by Buyer of its rights under the Program Agreements, including reasonable attorneys’ fees and disbursements and court costs; (d) all of Seller’s indemnity obligations to Buyer pursuant to the Program Agreements; and (e) all of Seller’s obligations under the Mortgage Loan Repurchase Agreement and other Repurchase Documents.

“OFAC” has the meaning set forth in Section 3.25.

“Officer’s Compliance Certificate” has the meaning assigned to such term in the Pricing Side Letter.

“Other Connection Taxes” means, with respect to Buyer or other recipient, Taxes imposed as a result of a present or former connection between Buyer or such other recipient and the jurisdiction imposing such Tax (other than connections arising from Buyer or such other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any Program Agreement, or sold or assigned an interest in any Purchased Mortgage Loan).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made at the request of the Seller pursuant to this Agreement).

“Participant” has the meaning set forth in Section 9.02(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“PC Repurchase Agreement” means the Master Repurchase Agreement, dated as of April 2, 2018, between the Issuer and Seller.

“Pension Protection Act” means the Pension Protection Act of 2006, as amended from time to time.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and (B) the Purchase Price for such Transaction, calculated daily on the basis of a 360 day year for the actual number of days during the Price Differential Period.

“Price Differential Payment Date” means, for as long as any Obligations shall remain owing by Seller to Buyer, each Payment Date.

“Price Differential Period” means, the period from and including a Price Differential Payment Date (or the initial Purchase Date for any date of determination before the first Price Differential Payment Date), up to but excluding the next Price Differential Payment Date.

“Price Differential Statement Date” has the meaning set forth in Section 2.04.

“Pricing Rate” means Base Rate plus the applicable Margin.

“Pricing Side Letter” means the letter agreement dated as of the Closing Date, between Buyer and Seller as amended, restated, supplemented or otherwise modified from time to time.

“Primary Repurchase Assets” has the meaning set forth in Section 4.02(a).

“Proceeds” means “proceeds” as defined in Section 9-102(a)(64) of the UCC.

“Program Agreements” means this Agreement, the Pricing Side Letter, the Base Indenture, the PC Repurchase Agreement, the Excess Spread Participation Agreement and the Series 2018-VF1 Indenture Supplement.

“Prohibited Person” has the meaning set forth in Section 3.25.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” means, subject to the satisfaction of the conditions precedent set forth in Article V, each Funding Date on which a Transaction is entered into by Buyer pursuant to Section 2.02 or such other mutually agreed upon date as more particularly set forth in the related Transaction Notice.

“Purchase Price” means the price at which each Purchased Asset (or portion thereof) is transferred by Seller to Buyer, which shall equal on any date of determination, the difference between:

(i) the sum of (a) the Asset Value of such Purchased Asset on the related Purchase Date, plus (b) the product of the Purchase Price Percentage and the principal amount of any Additional Balances related to such Purchased Asset, minus

(ii) the sum of (a) any Repurchase Price paid with respect to such Purchased Asset pursuant to Section 2.03, plus (b) any Additional Note Payment made with respect to such Purchased Asset pursuant to Section 4.4(b) or Section 4.5(e) of the Indenture, plus (c) any Redemption Amount paid pursuant to Section 13.1 of the Indenture, plus (d) any amounts due with respect to such Purchased Asset pursuant to
Section 2.05(a).

“Purchase Price Percentage” has the meaning assigned to the term in the Pricing Side Letter.

“Purchased Assets” means, collectively, the Note (including all outstanding Additional Balances thereunder) together with the Repurchase Assets related to such Note, until such Note has been repurchased by Seller in accordance with the terms of this Agreement.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, or any other person or entity with respect to the Purchased Assets.

“Register” has the meaning set forth in Section 9.02(b).

“Repurchase Assets” has the meaning set forth in Section 4.02(c).

“Repurchase Date” means the earlier of (i) the Termination Date or (ii) the date requested by Seller on which the Repurchase Price is paid pursuant to Section 2.03.

“Repurchase Documents” means “Program Agreements” as defined in the Mortgage Loan Repurchase Agreement.

“Repurchase Price” means the price at which Purchased Assets are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the accrued but unpaid Price Differential as of the date of such determination.

“Repurchase Rights” has the meaning set forth in Section 4.02(c).

“Request for Certification” means a notice sent to Buyer reflecting the sale of the Note to Buyer.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer or treasurer of such Person, or with respect to Seller, the senior vice presidents listed on Schedule 1 hereto. The Responsible Officers of Seller as of the Closing Date are listed on Schedule 1 hereto.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Seller” has the meaning assigned to such term in the preamble to this Agreement and includes Caliber’s permitted successors and assigns.

“Seller Termination Option” means (a) Buyer has or shall incur costs in connection with those matters provided for in Section 2.10 or 2.11 and (b) Buyer requests that Seller pay to Buyer those costs in connection therewith.

“Series 2018-VF1 Indenture Supplement” means the Series 2018-VF1 Indenture Supplement, dated as of April 2, 2018, among the Issuer, Citibank, N.A., as indenture trustee, as calculation agent, as paying agent and as securities intermediary, Caliber, as administrator and as servicer, and CSFB, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.

“Transaction” means a transaction pursuant to which Seller transfers a Note or Additional Balances, as applicable, to Buyer against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer such Note or Additional Balances, as applicable, back to Seller at a date certain or on demand, against the transfer of funds by Seller.

“Transaction Notice” has the meaning assigned to such term in Section 2.02(a).

“Transaction Register” has the meaning assigned to such term in Section 9.03(b).

“Transferee” has the meaning set forth in Section 9.02(b).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Weekly Report Date” has the meaning set forth in Section 6.05.

Section 1.02 Other Defined Terms.

(a) Any capitalized terms used and not defined herein shall have the meaning set forth in the Base Indenture or the Series 2018-VF1 Indenture Supplement, as applicable.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting. All references to Sections, subsections, Articles and Exhibits shall be to Sections, subsections, and Articles of, and Exhibits to, this Agreement unless otherwise specifically provided.

(c) Reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended or modified from time to time;

(d) In the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

(e) If the Seller notifies the Buyer that the Seller requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, and, so long as such amendment is in effect under the Mortgage Loan Repurchase Agreement, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith.

ARTICLE II

GENERAL TERMS

Section 2.01 Transactions. Subject to the terms and conditions hereof, Buyer agrees to enter into Transactions with Seller for a Purchase Price outstanding at any one time not to exceed the Committed Amount, and may agree from time to time to enter into Transactions with Seller for a Purchase Price outstanding in excess of the Committed Amount but not to exceed the Maximum Purchase Price. Buyer shall have no commitment or obligation to enter into Transactions in connection with the Note to the extent (i) the Purchase Price of such Transaction exceeds the Committed Amount or (ii) if the Transaction is requested on or after the Amortization Date. During the term of this Agreement, Seller may request Transactions, Seller may pay the Repurchase Price in whole or in part at any time during such period without penalty, and additional Transactions may be entered into in accordance with the terms and conditions hereof. Buyer’s obligation to enter into Transactions pursuant to the terms of this Agreement shall terminate on the Termination Date.

Section 2.02 Procedure for Entering into Transactions.

(a) Seller may enter into Transactions with Buyer under this Agreement on any Purchase Date; provided, that Seller shall have given Buyer irrevocable notice (each, a “Transaction Notice”), which notice (i) shall be substantially in the form of Exhibit A, (ii) shall be signed by a Responsible Officer of Seller and be received by Buyer prior to 1:00 p.m. (New York time) one (1) Business Day prior to the related Purchase Date, and (iii) shall specify: (A) the Maximum VFN Principal Balance of the Note; (B) the Initial Note Balance of the Note; (C) the Dollar amount of the requested Purchase Price; (D) the requested Purchase Date; (E) the Repurchase Date; (F) the Pricing Rate or Repurchase Price applicable to the Transaction; and (G) any additional terms or conditions of the Transaction not inconsistent with this Agreement. Each Transaction Notice on any Purchase Date shall be in an amount equal to at least $[***].

(b) If Seller shall deliver to Buyer a Transaction Notice that satisfies the requirements of Section 2.02(a), Buyer will notify Seller of its intent to remit the requested Purchase Price one (1) Business Day prior to the requested Purchase Date. If all applicable conditions precedent set forth in Article V have been satisfied on or prior to the Purchase Date, then subject to the foregoing, on the Purchase Date, Buyer shall remit the amount of the requested Purchase Price in U.S. Dollars and in immediately available funds to the account of Seller specified in Schedule 5 to the Base Indenture.

Section 2.03 Repurchase; Payment of Repurchase Price.

(a) Seller hereby promises to repurchase the Purchased Assets and pay all outstanding Obligations on the Termination Date.

(b) On each Price Differential Payment Date following the Amortization Date, Seller shall pay to Buyer in immediately available funds the Amortization Payment Amount.

(c) By notifying Buyer in writing at least one (1) Business Day in advance, Seller shall be permitted, at its option, to prepay, subject to Section 2.12, the Purchase Price in whole or in part at any time, together with accrued and unpaid interest on the amount so prepaid.

Section 2.04 Price Differential. On each Price Differential Payment Date, Seller hereby promises to pay to Buyer all accrued and unpaid Price Differential on the Transactions, as invoiced by Buyer to Seller three (3) Business Days prior to the related Price Differential Payment Date (the “Price Differential Statement Date”); provided, that on each Price Differential Payment Date prior to the occurrence and continuation of an Event of Default, the estimated Price Differential owed hereunder shall be subject to a true-up of the amount determined by Buyer and delivered to the Seller one (1) Business Day prior to the related Price Differential Payment Date.

If Buyer fails to deliver such statement on the Price Differential Statement Date, on such Price Differential Payment Date Seller shall pay the amount which Seller calculates as the Price Differential due and upon delivery of the statement, Seller shall remit to Buyer any shortfall, or Buyer shall refund to Seller any excess, in the Price Differential paid. The Price Differential shall be computed on the basis of the actual number of days in each Price Differential Period and a 360-day year.

Section 2.05 Margin Maintenance.

(a) If at any time the aggregate outstanding amount of the Purchase Price of the Note is greater than the Asset Value for the related Transaction (such excess, a “Margin Deficit”), then Buyer may by notice to Seller require Seller to transfer to Buyer cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).

(b) Notice delivered pursuant to Section 2.05(a) may be given by any written or electronic means. With respect to a Margin Call, any notice given before 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day. With respect to a Margin Call, any notice given on or after 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second (2nd) Business Day following the date of such notice. The foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”. The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

(c) In the event that a Margin Deficit exists, Buyer may retain any funds received by it to which Seller would otherwise be entitled hereunder, which funds (i) may be held by Buyer against the related Margin Deficit or (ii) may be applied by Buyer against the Purchase Price. Notwithstanding the foregoing, Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 2.05.

Section 2.06 Payment Procedure. Seller absolutely, unconditionally, and irrevocably, shall make, or cause to be made, all payments required to be made by Seller hereunder. Seller shall deposit or cause to be deposited all amounts constituting collection, payments and proceeds of the Note (including all fees and proceeds of sale to a third party) to the Buyer Account.

Section 2.07 Application of Payments.

(a) On each Price Differential Payment Date prior to the occurrence of an Event of Default, all amounts deposited into the Buyer Account from and after the immediately preceding Price Differential Payment Date (or the Closing Date in connection with the initial Price Differential Payment Date), or received by Buyer from the Issuer in the Buyer’s capacity as VFN Noteholder, shall be applied as follows:

(i) first, to the payment of any accrued and unpaid Price Differential owing;

(ii) second, to the payment of Purchase Price outstanding to satisfy any Margin Deficit owing;

(iii) third, to the payment of any unpaid Amortization Payment Amount.

(iv) fourth, to payment of all other costs and fees payable to Buyer pursuant to this Agreement;

(v) fifth, to the payment of Purchase Price outstanding as a result of any Additional Note Payment made pursuant to Section 4.4(b) or Section 4.5(e) of the Indenture; and

(vi) sixth, any remainder to Seller.

(b) Notwithstanding the preceding provisions, if an Event of Default shall have occurred hereunder, all funds related to the Note shall be applied as follows:

(i) first, to the payment of any accrued and unpaid Price Differential owing;

(ii) second, to the payment of Purchase Price until reduced to zero;

(iii) third, to payment of all other costs and fees payable to Buyer pursuant to this Agreement;

(iv) fourth, to the payment of any other Obligations; and

(v) fifth, any remainder to Seller.

Section 2.08 Use of Purchase Price and Transaction Requests. The Purchase Price shall be used by Seller to satisfy its obligations under the Indenture and for general corporate purposes.

Section 2.09 Recourse. Notwithstanding anything else to the contrary contained or implied herein or in any other Program Agreement, Buyer shall have full, unlimited recourse against Seller and its assets in order to satisfy the Obligations.

Section 2.10 Requirements of Law.

(a) If any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of trust and trust agreement or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

(i) shall subject Buyer to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) shall impose, modify or hold any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the Price Differential hereunder; or

(iii) shall impose on Buyer any other condition (other than Taxes);

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining this Agreement or any other Program Agreement, the Transactions or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.

(b) If Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation Controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.

(c) If Buyer becomes entitled to claim any additional amounts pursuant to this Section 2.10, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.10 submitted by Buyer to Seller shall be conclusive in the absence of manifest error.

(d) Failure or delay on the part of the Buyer to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of the Buyer’s right to demand such compensation; provided that the Seller shall not be required to compensate the Buyer pursuant to this Section 2.10 for any additional amounts incurred or reductions suffered more than nine months prior to the date that the Buyer notifies the Seller of the change in any Requirement of Law giving rise to such additional amounts or reductions, and of the Buyer’s intention to claim compensation therefor (except that, if the change in any Requirement of Law giving rise to such additional amounts or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.11 Taxes.

(a) Any and all payments by or on behalf of Seller under or in respect of this Agreement or any other Program Agreements to which Seller is a party shall be made free and clear of, and without deduction or withholding for any Taxes, except as required by any applicable Requirement of Law. If Seller shall be required under any applicable Requirement of Law (as determined in the good faith discretion of Seller or an applicable withholding agent) to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Program Agreements to Buyer, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) to the extent the withheld or deducted Tax is an Indemnified Tax, the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.11) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) Seller hereby agrees to pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Buyer reimburse it for the payment of, any Other Taxes.

(c) Seller hereby agrees to indemnify Buyer for any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) payable or paid by Administrative Agent or Buyer or required to be withheld or deducted from a payment to Buyer and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Amounts payable by Seller under the indemnity set forth in this Section 2.11(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor.

(d) Without prejudice to the survival of any other agreement of the Seller hereunder, each party’s obligations contained in this Section 2.11 shall survive the termination of this Agreement and the other Program Agreements, any assignment of rights by or the replacement of a Buyer, the resignation or replacement of the Administrative Agent, and the satisfaction or discharge of all obligations under any Program Agreement. Nothing contained in Section 2.10 or this Section 2.11 shall require any Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

(e) Administrative Agent shall and shall cause each Buyer to deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller or the Administrative Agent as will permit payments to be made under this Agreement and the other Program Agreements to be made without withholding or at a reduced rate of withholding. In addition, the Administrative Agent shall and shall cause each Buyer, if reasonably requested by Seller, to deliver such other documentation prescribed by applicable law or reasonably requested by the Seller as will enable the Seller to determine whether or not Administrative Agent or such Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(e)(A), (B) and (D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject such Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer. Without limiting the generality of the foregoing, in the event that the Seller is a U.S. Seller:

(A) in the case of a Buyer or Buyer assignee or participant which is a U.S. Person, Administrative Agent shall and shall cause each Buyer, Buyer assignee or participant to deliver to the Seller an executed copy of IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding tax;

(B) in the case of a Buyer or Buyer assignee or participant which is not a U.S. Person, Administrative Agent shall and shall cause each Buyer, Buyer assignee or participant to deliver to the Seller, to the extent the Buyer, Buyer assignee or participant is legally entitled to do so (in such number of copies as shall be requested by the Seller), whichever of the following is applicable:

(I) in the case of a Buyer or Buyer assignee or participant claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Program Agreement, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any Program Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Buyer or Buyer assignee or participant claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Buyer, Buyer assignee or participant is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Seller as described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(IV) to the extent a Buyer, Buyer assignee or participant is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibits D-2 or D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Buyer, Buyer assignee or participant is a partnership and one or more direct or indirect partners of such Buyer, Buyer assignee or participant are claiming the portfolio interest exemption, such Buyer, Buyer assignee or participant may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C) any Buyer, Buyer assignee or participant that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or about the date on which such Buyer, Buyer assignee or participant becomes a Buyer, Buyer assignee or participant under this Agreement or any other Program Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D) if a payment made to a Buyer or Buyer assignee or participant under this Agreement or any other Program Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee or participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), Administrative Agent on behalf of such Buyer or assignee or participant shall deliver to the Seller at the time or times prescribed by law and at such time or times reasonably requested by the Seller such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller as may be necessary for the Seller to comply with its obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.11(e)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The applicable IRS forms referred to above in this Section 2.11(e) shall be delivered by Administrative Agent on behalf of each applicable Buyer or Buyer assignee or participant on or prior to the date on which such person becomes a Buyer or Buyer assignee or participant under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 2.12 Indemnity. Without limiting, and in addition to, the provisions of Section 10.02, Seller agrees to indemnify the Buyer and to hold Buyer harmless from any loss or expense that Buyer may sustain or incur as a consequence of (i) a default by Seller in payment when due of the Repurchase Price or Price Differential or (ii) a default by Seller in making any prepayment of Repurchase Price after Seller has given a notice thereof in accordance with Section 2.03.

Section 2.13 Additional Balance and Additional Funding. In the event that Seller wishes to obtain an increase in the VFN Principal Balance, Seller shall deliver to Buyer a copy of the VFN Note Balance Adjustment Request that is delivered under the Indenture. If all the Funding Conditions set forth in the Indenture have been satisfied, and if the aggregate outstanding Purchase Price, after giving effect to the requested increase, exceeds the Committed Amount or if such request is made on or after the Amortization Date, with the consent of the Administrative Agent, in its sole discretion (provided that the consent of the Administrative Agent shall not be required in the event that the aggregate outstanding Purchase Price, after giving effect to the requested increase, does not exceed the Committed Amount and if such request occurs prior to the Amortization Date) then upon approval in writing by Buyer of such increase in the VFN Principal Balance (such increase, upon such approval, an “Additional Balance”), (i) the outstanding VFN Principal Balance set forth in the Asset Schedule hereof shall be automatically updated and (ii) Buyer shall thereupon deliver to Seller cash in an amount (the “Additional Funding”) equal to the product of such Additional Balance and the Purchase Price Percentage.

Section 2.14 Commitment Fee; Non-Extension Fee. Seller shall pay the Commitment Fee or the Non-Extension Fee, if applicable, each as specified in the Pricing Side Letter. Such payments shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer at such account designated in writing by Buyer.

Section 2.15 Termination.

(a) Notwithstanding anything to the contrary set forth herein, if a Seller Termination Option occurs, Seller may, upon five (5) Business Days’ prior written notice of such event, terminate this Agreement and the Termination Date shall be deemed to have occurred (upon the expiration of such five (5) Business Day period).

(b) In the event that a Seller Termination Option as described in clause (a) of the definition thereof has occurred and Seller has notified Buyer in writing of its option to terminate this Agreement, Buyer shall have the right to withdraw such request for payment within three (3) Business Days of Seller’s notice of its exercise of the Seller Termination Option and Seller shall no longer have the right to terminate this Agreement.

(c) For the avoidance of doubt, Seller shall remain responsible for all costs actually incurred by Buyer pursuant to Sections 2.10 and 2.11.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Buyer as of the Closing Date and as of each Purchase Date for any Transaction that:

Section 3.01 Seller Existence. Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

Section 3.02 Licenses. Seller is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws, rules and regulations. Seller has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Note. Seller has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each other Program Agreement and any Transaction Notice.

Section 3.03 Power. Seller has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

Section 3.04 Due Authorization. Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. This Agreement, any Transaction Notice and the Program Agreements have been (or, in the case of Program Agreements and any Transaction Notice not yet executed, will be) duly authorized, executed and delivered by Seller, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

Section 3.05 Financial Statements. Seller shall furnish to Buyer a copy of (a) on or before April 15, 2018, its balance sheet for the fiscal year of Seller ended December 31, 2017 and the related statements of income for Seller for such fiscal year, with the opinion thereon from a nationally recognized accounting firm and (b) prior to the Closing Date, its balance sheet for the quarterly fiscal period of Seller ended September 30, 2017 and the related statements of income for Seller for such quarterly fiscal period. All such financial statements are accurate, complete and correct and fairly present, in all material respects, the financial condition of Seller (subject to normal year-end adjustments) and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements) applied on a consistent basis, and to the best of the Seller’s knowledge, do not omit any material fact as of the date(s) thereof. Since September 30, 2017, there has been no material adverse change in the consolidated business, operations or financial condition of Seller from that set forth in said financial statements nor is Seller aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change. Seller has no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Buyer in writing.

Section 3.06 No Event of Default. There exists no Event of Default under Section 7.01, which default gives rise to a right to accelerate indebtedness as referenced in Section 7.03, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

Section 3.07 Solvency. Seller is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. Seller does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. Seller is not selling and/or pledging any Repurchase Assets with any intent to hinder, delay or defraud any of its creditors.

Section 3.08 No Conflicts. The execution, delivery and performance by of Seller of this Agreement, any Transaction Notice hereunder and the Program Agreements do not conflict with any term or provision of the organizational documents of Seller, any material agreement to which the Seller is a party or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller, which conflict would have a Material Adverse Effect.

Section 3.09 True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Seller or any Subsidiary thereof or any of their officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of Seller or any Subsidiary or officer thereof, negotiation, preparation, or delivery of the Program Agreements, taken as a whole, are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not materially misleading. All financial statements have been prepared in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements).

Section 3.10 Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Seller of this Agreement, any Transaction Notice and the Program Agreements.

Section 3.11 Litigation. There is no action, proceeding or investigation pending with respect to which Seller has received service of process or, to the best of Seller’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction, Transaction Notice or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Notice or any Program Agreement, (C) makes a claim individually or in the aggregate in an amount greater than $[***], (D) which has resulted in the involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business, or (E) which might materially and adversely affect the validity of the Purchased Assets or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Notice or any Program Agreement.

Section 3.12 Material Adverse Change. Since the date set forth in the most recent financial statements supplied to Buyer there has been no Material Adverse Effect on Seller.

Section 3.13 Ownership.

(a) Seller has good title to all of the Repurchase Assets, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created hereby or contemplated herein.

(b) Each item of the Repurchase Assets was acquired by Seller in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person.

(c) There are no agreements or understandings between Seller and any other party which would modify, release, terminate or delay the attachment of the security interests granted to Buyer under this Agreement.

(d) The provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.

(e) Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party” and Seller as “Debtor”, and describing the Repurchase Assets, in the recording offices of the Secretary of State of Delaware the security interests granted hereunder in the Repurchase Assets will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Repurchase Assets to the extent that such security interests can be perfected by filing under the Uniform Commercial Code.

Section 3.14 The Note. Seller has (i) delivered the Note to Buyer, (ii) duly endorsed the Note to Buyer or Buyer’s designee, (iii) notified the Indenture Trustee of such transfer and (iv) completed all documents required to effect such transfer in the Note Register, including receipt by the Note Registrar of the Rule 144A Note Transfer Certificate and such other information and documents that may be required pursuant to the terms of the Indenture. In addition, Buyer has received all other Program Agreements (including all exhibits and schedules referred to therein or delivered pursuant thereto), all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof and all agreements and other material documents relating thereto, and Seller hereby certifies that the copies delivered to Buyer by Seller are true and complete. None of such documents has been amended, supplemented or otherwise modified (including waivers) since the respective dates thereof, except by amendments, copies of which have been delivered to Buyer. Each such document to which Seller is a party has been duly executed and delivered by Seller and is in full force and effect, and no default or material breach has occurred and is continuing thereunder.

Section 3.15 Taxes. Seller and its Subsidiaries have timely filed all federal tax returns and all state tax returns and other material tax returns that are required to be filed by them and have paid all taxes reflected as due and payable on such returns and all other material taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller and its Subsidiaries in respect of Taxes and other governmental charges are, in the opinion of Seller, adequate.

Section 3.16 Investment Company. Neither Seller nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.17 Chief Executive Office; Jurisdiction of Organization. On the Closing Date, Seller’s chief executive office, is, and has been, located at the address specified in Section 10.05 for notices. On the Closing Date, Seller’s jurisdiction of organization is the State of Delaware. Except as set forth on Schedule 3.17, during the preceding five (5) years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 3.18 Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Repurchase Assets is its chief executive office.

Section 3.19 ERISA. Each Plan to which Seller or its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

Section 3.20 Financing of Note and Additional Balances. Each Transaction will be used to purchase the Note and funding of the Additional Balances as provided herein, which Note will be conveyed and/or sold by Seller to Buyer.

Section 3.21 Agreements. Neither Seller nor any Subsidiary of Seller is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 3.05. Neither Seller nor any Subsidiary of Seller is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could reasonably be expected to result in a Material Adverse Effect. No holder of any material indebtedness of Seller or of any of its Subsidiaries has given notice of any asserted default thereunder.

Section 3.22 Other Indebtedness. All material Indebtedness (other than Indebtedness incurred under the Program Agreements) of Seller existing on the Closing Date is listed on Exhibit B hereto (the “Existing Indebtedness”).

Section 3.23 No Reliance. Seller has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including the legal, accounting or Tax treatment of such Transactions.

Section 3.24 Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in section 4975(e)(1) of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR § 2510.3 101 as amended by section 3(42) of ERISA, in Seller’s hands, and transactions by or with Seller are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of section 3(32) of ERISA.

Section 3.25 No Prohibited Persons. Neither Seller nor any of its Subsidiaries, officers, directors, partners or members, is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

Section 3.26 Compliance with 1933 Act. Neither Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security from, or otherwise approached or negotiated with respect to the Note, any interest in the Note or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Note under the 1933 Act or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

ARTICLE IV

CONVEYANCE; REPURCHASE ASSETS; SECURITY INTEREST

Section 4.01 Ownership. Upon payment of the Purchase Price and delivery of the Note to Buyer and the Buyer’s receipt of the related Request for Certification, Buyer shall become the sole owner of the Purchased Assets, free and clear of all liens and encumbrances.

Section 4.02 Security Interest.

(a) Although the parties intend (other than for U.S. federal Tax purposes) that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Primary Repurchase Assets”:

(i) the Note identified on the Asset Schedule;

(ii) all rights to reimbursement or payment of the Note and/or amounts due in respect thereof under the Note identified on the Asset Schedule;

(iii) all records, instruments or other documentation evidencing any of the foregoing; and

(iv) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

(b) Seller hereby assigns, pledges, conveys and grants a security interest in all of its right, title and interest in, to and under the Repurchase Assets to Buyer to secure the Obligations. Seller agrees to mark its computer records, tapes and other electronic medium to evidence the interests granted to Buyer hereunder.

(c) Subject to the priority interest of the Indenture Trustee, Buyer and Seller hereby agree that in order to further secure Seller’s Obligations hereunder, Seller hereby grants to Buyer a security interest in (i) as of the Closing Date, Seller’s rights (but not its obligations) under the Program Agreements including any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Rights”) and (ii) all collateral however defined or described under the Program Agreements to the extent not otherwise included under the definitions of Primary Repurchase Assets or Repurchase Rights (such collateral, “Additional Repurchase Assets,” and collectively with the Primary Repurchase Assets and the Repurchase Rights, the “Repurchase Assets”).

(d) Seller hereby delivers an irrevocable instruction to the Buyer under the Repurchase Documents that upon receipt of notice of an Event of Default under this Agreement, the buyer thereunder is authorized and instructed to remit to Buyer hereunder directly any amounts otherwise payable to Seller and to deliver to Buyer all collateral otherwise deliverable to Seller. In furtherance of the foregoing, upon repayment of the outstanding purchase price under the Mortgage Loan Repurchase Agreement and termination of all obligations of the buyer thereunder or other termination of the Repurchase Documents following repayment of all obligations thereunder that the Repurchase Document buyer is hereby instructed to deliver to Buyer hereunder any collateral (as such term may be defined under the Repurchase Documents) then in its possession or control.

(e) The foregoing provisions of this Section 4.02 are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and the Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Section 4.03 Further Documentation. At any time and from time to time, upon the written request of Buyer, and at the sole expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the Liens created hereby. Seller also hereby authorizes Buyer to file any such financing or continuation statement to the extent permitted by applicable law.

Section 4.04 Changes in Locations, Name, etc. Seller shall not (a) change the location of its chief executive office/chief place of business from that specified in Section 3.17 or (b) change its name or jurisdiction of formation, unless it shall have given Buyer at least thirty (30) days’ prior written notice thereof and shall have delivered to Buyer all Uniform Commercial Code financing statements and amendments thereto as Buyer shall request and taken all other actions deemed necessary by Buyer to continue its perfected status in the Repurchase Assets with the same or better priority.

Section 4.05 Performance by Buyer of Seller’s Obligations. If Seller fails to perform or comply with any of its agreements contained in the Program Agreements and Buyer may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable (under the circumstances) out-of-pocket expenses of Buyer actually incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Pricing Rate shall be payable by Seller to Buyer on demand and shall constitute Obligations. Such interest shall be computed on the basis of the actual number of days in each Price Differential Period and a 360-day year.

Section 4.06 Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Repurchase Assets received by Seller consisting of cash, checks and other liquid assets readily convertible to cash items shall be held by Seller in trust for Buyer, segregated from other funds of Seller, and shall forthwith upon receipt by Seller be turned over to Buyer in the exact form received by Seller (duly endorsed by Seller to Buyer, if required) and (b) any and all such proceeds received by Buyer (whether from Seller or otherwise) may, in the sole discretion of Buyer, be held by Buyer as collateral security for, and/or then or at any time thereafter may be applied by Buyer against, the Obligations (whether matured or unmatured), such application to be in such order as Buyer shall elect. Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be paid over to Seller or to whomsoever may be lawfully entitled to receive the same.

Section 4.07 Remedies. If an Event of Default shall occur and be continuing, Buyer may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code (including Buyer’s rights to a strict foreclosure under Section 9-620 of the Uniform Commercial Code). Without limiting the generality of the foregoing, Buyer may seek the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of Seller or any of Seller’s property. Without limiting the generality of the foregoing, Buyer may terminate the Participation Interest in accordance with the Participation Agreement. Buyer without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Agreement or by law referred to below) to or upon Seller or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Repurchase Assets, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Repurchase Assets or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Buyer or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Buyer shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Repurchase Assets so sold, free of any right or equity of redemption in Seller, which right or equity is hereby waived or released. Seller further agrees, at Buyer’s request, to assemble the Repurchase Assets and make them available to Buyer at places which Buyer shall reasonably select, whether at Seller’s premises or elsewhere. Buyer shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable (under the circumstances) out-of-pocket costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Repurchase Assets or in any way relating to the Repurchase Assets or the rights of Buyer hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Buyer may elect, and only after such application and after the payment by Buyer of any other amount required or permitted by any provision of law, including Section 9-615 of the Uniform Commercial Code, need Buyer account for the surplus, if any, to Seller. To the extent permitted by applicable law, Seller waives all claims, damages and demands it may acquire against Buyer arising out of the exercise by Buyer of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Buyer. If any notice of a proposed sale or other disposition of Repurchase Assets shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Seller shall remain liable for any deficiency (plus accrued interest thereon as contemplated herein) if the proceeds of any sale or other disposition of the Repurchase Assets are insufficient to pay the Obligations and the fees and disbursements in amounts reasonable under the circumstances, of any attorneys employed by Buyer to collect such deficiency. Notwithstanding anything to the contrary herein or in any of the other Program Agreements, the remedies set forth in this Section 4.07 concerning any actions with respect to the MSRs arising under or related to any Servicing Contract shall be subject to the Acknowledgment Agreement entered into with Ginnie Mae.

Section 4.08 Limitation on Duties Regarding Preservation of Repurchase Assets. Buyer’s duty with respect to the custody, safekeeping and physical preservation of the Repurchase Assets in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Buyer deals with similar property for its own account. Neither Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Repurchase Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Repurchase Assets upon the request of Seller or otherwise.

Section 4.09 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Repurchase Assets are irrevocable and powers coupled with an interest.

Section 4.10 Release of Security Interest. Upon the latest to occur of (a) the repayment to Buyer of all Obligations hereunder, and (b) the occurrence of the Termination Date, Buyer shall release its security interest in any remaining Repurchase Assets hereunder and shall promptly execute and deliver to Seller such documents or instruments as Seller shall reasonably request to evidence such release.

Section 4.11 Reinstatement. All security interests created by this Article IV shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation of Seller is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller or any substantial part of its property, or otherwise, all as if such release had not been made.

Section 4.12 Subordination. Seller shall not seek in any Insolvency Event of the Issuer to be treated as part of the same class of creditors as Buyer and shall not oppose any pleading or motion by Buyer advocating that Buyer and Seller should be treated as separate classes of creditors. Seller acknowledges and agrees that its rights with respect to the Repurchase Assets are and shall continue to be at all times junior and subordinate to the rights of Buyer under this Agreement.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01 Initial Transaction. The obligation of Buyer to enter into Transactions with the Seller hereunder is subject to the satisfaction, immediately prior to or concurrently with the entering into such Transaction, of the condition precedent that Buyer shall have received all of the following items, each of which shall be satisfactory to Buyer and its counsel in form and substance:

(a) Program Agreements and Note. The Program Agreements and Note, in all instances duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(b) Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Repurchase Assets have been taken, including duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(c) Organizational Documents. A certificate of the corporate secretary of Seller in form and substance acceptable to Buyer, attaching certified copies of Seller’s certificate of incorporation, bylaws and corporate resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

(d) Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date ten (10) Business Days prior to the Closing Date.

(e) Incumbency Certificate. An incumbency certificate of the corporate secretary of each of Seller, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(f) Fees. Buyer shall have received payment in full of all fees and Expenses (including the Commitment Fee) which are payable hereunder to Buyer on or before such date.

Section 5.02 All Transactions. The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(a) Transaction Notice and Asset Schedule. In accordance with Section 2.02, Buyer shall have received from Seller a Transaction Notice with an Asset Schedule that has been updated to include the Note related to a proposed Transaction hereunder on such Business Day.

(b) No Margin Deficit. After giving effect to each new Transaction, the aggregate outstanding amount of the Purchase Price shall not exceed the Asset Value of the Note then in effect.

(c) No Default. No Default or Event of Default shall have occurred and be continuing.

(d) Requirements of Law. Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on Base Rate.

(e) Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(f) Note. Buyer shall have received the Note relating to any Purchased Assets, which is in form and substance satisfactory to Buyer in its sole discretion.

(g) Material Adverse Change. None of the following shall have occurred and/or be continuing:

(A) Buyer’s corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;

(B) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “lending market” for financing debt obligations secured by mortgage loans or servicing receivables or securities backed by mortgage loans or servicing receivables or an event or events shall have occurred resulting in Buyer not being able to finance the Note through the “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(C) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement.

(h) Fees. Buyer shall have received payment in full of all fees and Expenses (including any applicable Commitment Fee or Non-Extension Fee) which are payable hereunder to Buyer on or before such date.

Section 5.03 Closing Subject to Conditions Precedent. The obligation of Buyer to purchase the Note is subject to the satisfaction on or prior to the Closing Date of the following conditions (any or all of which may be waived by Buyer):

(a) Performance by the Issuer and Caliber. All the terms, covenants, agreements and conditions of the Transaction Documents to be complied with, satisfied, observed and performed by the Issuer, and Caliber on or before the Closing Date shall have been complied with, satisfied, observed and performed in all material respects.

(b) Representations and Warranties. Each of the representations and warranties of the Issuer and Caliber made in the Transaction Documents shall be true and correct in all material respects as of the Closing Date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and except to the extent they expressly relate to an earlier or later time).

(c) Officer’s Certificate. The Administrative Agent, Buyer and the Indenture Trustee shall have received in form and substance reasonably satisfactory to the Administrative Agent an officer’s certificate from Caliber and a certificate of an Authorized Officer of the Issuer, dated the Closing Date, each certifying to the satisfaction of the conditions set forth in the preceding paragraphs (a) and (b), in each case together with incumbency, by-laws, resolutions and good standing.

(d) Opinions of Counsel to the Issuer and Caliber. Counsel to the Issuer and Seller shall have delivered to the Administrative Agent, Buyer and the Indenture Trustee favorable opinions, dated the Closing Date and satisfactory in form and substance to the Administrative Agent and its counsel, relating to corporate matters, enforceability, securities contract, non-consolidation and perfection and an opinion as to which state’s law applies to security interest and perfection matters. In addition to the foregoing, Caliber, as servicer, shall have caused its counsel to deliver to the Issuer, Buyer, as purchaser of the Note hereunder, the Administrative Agent and the Indenture Trustee an opinion as to certain tax matters dated as of the Closing Date, satisfactory in form and substance to the Administrative Agent, Buyer and their respective counsel.

(e) Officer’s Certificate of Indenture Trustee. The Administrative Agent and Buyer shall have received in form and substance reasonably satisfactory to the Administrative Agent an Officer’s Certificate from the Indenture Trustee, dated the Closing Date, with respect to the Base Indenture, together with incumbency and good standing.

(f) Opinions of Counsel to the Indenture Trustee. Counsel to the Indenture Trustee shall have delivered to the Administrative Agent and Buyer a favorable opinion dated the Closing Date and reasonably satisfactory in form and substance to the Administrative Agent and its counsel related to the enforceability of the Base Indenture.

(g) Opinions of Counsel to the Owner Trustee. Delaware counsel to the Owner Trustee of the Issuer shall have delivered to the Administrative Agent and Buyer favorable opinions regarding the formation, existence and standing of the Issuer and of the Issuer’s execution, authorization and delivery of each of the Transaction Documents to which it is a party and such other matters as the Administrative Agent and Buyer may reasonably request, dated the Closing Date and reasonably satisfactory in form and substance to the Administrative Agent and Buyer and their respective counsel.

(h) Filings and Recordations. The Administrative Agent, Buyer and the Indenture Trustee shall have received evidence reasonably satisfactory to the Administrative Agent of (i) the completion of all recordings, registrations and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect or evidence: (A) the assignment by Caliber, as Seller, to the Issuer of the ownership interest in the Collateral conveyed pursuant to the PC Repurchase Agreement and the proceeds thereof and (ii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect or evidence the grant of a first priority perfected security interest in the Issuer’s ownership interest in the Collateral in favor of the Indenture Trustee, subject to no Liens prior to the Lien created by the Base Indenture.

(i) Documents. The Administrative Agent, Buyer and the Indenture Trustee shall have received a duly executed counterpart of each of the Transaction Documents, in form acceptable to Buyer, the Note and each and every document or certification delivered by any party in connection with any such Transaction Documents or the Note, and each such document shall be in full force and effect.

(j) Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Transaction Documents, the Note and the documents related thereto in any material respect.

(k) Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents, the Note and the documents related thereto shall have been obtained or made.

(l) Fees, Costs and Expenses. Buyer shall have received payment in full of all fees and Expenses (including the Commitment Fee) which are payable hereunder to Buyer on or before the Closing Date, and the fees, costs and expenses payable by the Issuer and Caliber on or prior to the Closing Date pursuant to this Agreement or any other Transaction Document shall have been paid in full.

(m) [Reserved].

(n) MSR Valuation Agent. Caliber shall have engaged the MSR Valuation Agent pursuant to an agreement reasonably satisfactory to the Administrative Agent.

(o) Proceedings in Contemplation of Sale of the Note. All actions and proceedings undertaken by the Issuer and Caliber in connection with the issuance and sale of the Note as herein contemplated shall be satisfactory in all respects to the Administrative Agent, Buyer and their respective counsel.

(p) Advance Rate Reduction Event, Servicer Termination Events, Events of Default and Funding Interruption Events. No Advance Rate Reduction Event, Servicer Termination Event, Event of Default or Funding Interruption Event shall then be occurring.

(q) Satisfaction of Conditions. Each of the Funding Conditions shall have been satisfied.

If any condition specified in this Section 5.03 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Buyer by notice to Caliber at any time at or prior to the Closing Date and Buyer shall incur no liability as a result of such termination.

ARTICLE VI

COVENANTS

Seller covenants and agrees that until the payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, shall have occurred:

Section 6.01 Litigation. Seller will promptly, and in any event within ten (10) days after a Responsible Officer of the Seller has knowledge of any service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including any of the foregoing which are threatened in writing or pending) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a non-frivolous and credible claim in an amount greater than $[***], or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

Section 6.02 Prohibition of Fundamental Changes. Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Seller may merge or consolidate with (a) any wholly owned subsidiary of Seller, or (b) any other Person if Seller is the surviving corporation; and provided further, that if after giving effect thereto, no Event of Default would exist hereunder.

Section 6.03 Sale of Assets. Seller shall not sell, lease (as lessor) or transfer (as transferor) or otherwise dispose of any property or assets, whether now owned or hereafter acquired, if such sale, lease or transfer would reasonably be expected to have a Material Adverse Effect.

Section 6.04 Asset Schedule. Seller shall at all times maintain a current list (which may be stored in electronic form) of the Note and Additional Balances.

Section 6.05 No Adverse Claims. Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Assets against all adverse claims and demands.

Section 6.06 Assignment. Except as permitted herein, Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided that this Section 6.06 shall not prevent any transfer of Purchased Assets in accordance with the Program Agreements.

Section 6.07 Security Interest. Seller shall do all things necessary to preserve the Purchased Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets to comply with all applicable rules, regulations and other laws, in each case, in all material respects. Seller will not allow any default for which Seller is responsible to occur under any Purchased Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Assets and any Program Agreement.

Section 6.08 Records.

(a) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice for assets similar to the Purchased Assets, including those maintained pursuant to Section 6.09, and all such Records shall be in Seller’s or Buyer’s possession unless Buyer otherwise approves. Seller will maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and preserve them against loss.

(b) For so long as Buyer has an interest in or lien on any Purchased Assets, Seller will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

(c) Upon reasonable advance notice from Buyer, Seller shall (x) make any and all such Records available to Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof; provided, the foregoing shall not apply with respect to any information that Seller is required by applicable law, any Agency or other state or federal regulator or contract to keep confidential, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants, provided further that unless an Event of Default shall have occurred and be continuing, Buyer shall be entitled to one (1) inspection or visit per year.

Section 6.09 Books. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Buyer.

Section 6.10 Approvals. Seller shall maintain all material licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business in accordance in all material respects with applicable law.

Section 6.11 Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the Closing Date other than lines of business typical for companies engaged in mortgage or consumer finance.

Section 6.12 Distributions. If an Event of Default has occurred and is continuing, Seller shall not pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

Section 6.13 Applicable Law. Seller shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

Section 6.14 Existence. Seller shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

Section 6.15 Chief Executive Office; Jurisdiction of Organization. Seller shall not move its chief executive office from the address referred to in Section 3.17 or change its jurisdiction of organization from the jurisdiction referred to in Section 3.17 unless it shall have provided Buyer at least thirty (30) days’ prior written notice of such change.

Section 6.16 Taxes. Seller shall timely file all federal, state and other material tax returns that are required to be filed by them and shall timely pay and discharge all taxes reflected as due and payable on such returns and all other material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

Section 6.17 Transactions with Affiliates. Other than the purchase of the Note, Seller will not enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) does not result in a Default hereunder, (b) is in the ordinary course of Seller’s business and (c) is upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 6.17 to any Affiliate.

Section 6.18 Guarantees. Seller shall not create, incur, assume or suffer to exist any Guarantees, except to the extent reflected in Seller’s financial statements or notes thereto.

Section 6.19 Indebtedness. All Existing Indebtedness of Seller as of the Closing Date is specified on Exhibit B hereto. Seller shall notify Buyer if it incurs any additional material Indebtedness on or after the Closing Date.

Section 6.20 True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller, any Subsidiary thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Seller, when taken as a whole, are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not materially misleading. All required financial statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements), or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

Section 6.21 No Pledge. Except as contemplated herein, Seller shall not pledge, grant a security interest or assign any existing or future rights to service any of the Repurchase Assets or pledge or grant to any other Person any security interest in the Note.

Section 6.22 Plan Assets. Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR § 2510.3 101, as amended by section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder. Transactions to or with Seller shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of section 3(32) of ERISA.

Section 6.23 Sharing of Information. Subject to any related confidentiality provisions contained herein, Seller shall allow Buyer to exchange information related to Seller and the Transactions hereunder with third party lenders and Seller shall permit each third party lender to share such information with Buyer.

Section 6.24 Modification of the Base Indenture and Series 2018-VF1 Indenture Supplement. Seller shall not consent with respect to any of the Base Indenture and the Series 2018-VF1 Indenture Supplement related to the Purchased Assets, to (i) the modification, amendment or termination of such the Base Indenture and the Series 2018-VF1 Indenture Supplement, (ii) the waiver of any provision of the Base Indenture and the Series 2018-VF1 Indenture Supplement, or (iii) the resignation of Caliber as servicer under the Base Indenture and the Series 2018-VF1 Indenture Supplement, or the assignment, transfer, or material delegation of any of its rights or obligations, under such the Base Indenture and the Series 2018-VF1 Indenture Supplement, without the prior written consent of Buyer exercised in Buyer’s sole discretion.

Section 6.25 Reporting Requirements.

(a) Seller shall furnish to Buyer (i) promptly, notice that Seller has received any material and adverse notices (including notices of defaults, breaches, potential defaults or potential breaches) from any of Seller’s lenders, (ii) promptly, notice of the occurrence of (1) any Event of Default hereunder; (2) any default or material breach by Seller of any obligation under any Program Agreement or any material contract or agreement of Seller or (3) the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default and (iii) the following:

(1) as soon as available and in any event within forty-five (45) calendar days after the end of each calendar month, the unaudited balance sheet of Seller, as at the end of such period and the related unaudited consolidated statements of income for Seller for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Seller in accordance with GAAP (other than solely with respect to footnotes, year-end adjustments and cash flow statements), consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(2) as soon as available and in any event within forty-five (45) calendar days after the end of each calendar quarter, the unaudited cash flow statements of Seller, as at the end of such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Seller in accordance with GAAP (other than solely with respect to footnotes, year-end adjustments and cash flow statements), consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(3) as soon as available and in any event no later than the last calendar day of Seller’s first fiscal quarter, the balance sheet of Seller, as at the end of such prior fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Seller for such prior fiscal year, setting forth in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Buyer in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Seller as at the end of, and for, such fiscal year in accordance with GAAP;

(4) [reserved];

(5) from time to time such other information regarding the financial condition, operations, or business of Seller as Buyer may reasonably request;

(6) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of Seller has knowledge of the occurrence of any ERISA Event of Termination, stating the particulars of such ERISA Event of Termination in reasonable detail;

(7) as soon as reasonably possible after a Responsible Officer of the Seller has knowledge of the same, notice of any of the following events:

a. any material dispute, litigation, investigation, proceeding or suspension between Seller on the one hand, and any Governmental Authority or any Person;

b. any material change in accounting policies or financial reporting practices of Seller;

c. any material issues raised upon examination of Seller or Seller’s facilities by any Governmental Authority;

d. any material adverse change in the Indebtedness of Seller, including any default, or involuntary non-renewal, termination or decrease in available amount related thereto;

e. promptly upon receipt of notice or knowledge of any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Assets; and

f. any other event, circumstance or condition that has resulted, or could reasonably be expected to result, in a Material Adverse Effect with respect to Seller.

(b) Officer’s Certificates. Seller will furnish to Buyer, at the time Seller furnishes each set of financial statements pursuant to Section 6.25(a)(iii)(1), (2) or (3) above, an Officer’s Compliance Certificate of Seller in the form of Exhibit C to this Agreement.

(c) Other. Seller shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement and the Indenture (including all reports and information delivered by the Issuer, the Administrator or the Indenture Trustee relating to the Note).

(d) Regulatory Reporting Compliance. Seller shall, on or before the last Business Day of the fifth (5th) month following the end of each of Seller’s fiscal years (December 31), beginning with the fiscal year ending in 2018 deliver to Buyer a copy of the results of any Uniform Single Attestation Program for Mortgage Bankers or an Officer’s Certificate that satisfies the requirements of Item 1122(a) of Regulation AB, an independent public accountant’s report that satisfies the requirements of Item 1123 of Regulation AB, or similar review conducted on Seller by its accountants, and such other reports as Seller may prepare relating to its servicing functions as Seller.

Section 6.26 Litigation Summary. On each date on which the Officer’s Compliance Certificate is delivered, Seller shall provide to Buyer a true and correct summary of all actions, notices, proceedings and investigations pending with respect to which Seller has received service of process or other form of notice or, to the knowledge of a Responsible Officer of the Seller, threatened in writing against it, before any court, administrative or governmental agency or other regulatory body or tribunal that could be reasonably likely to have a Material Adverse Effect.

Section 6.27 Hedging. On each date on which the Officer’s Compliance Certificate is delivered, Seller shall provide a true and correct summary of all interest rate protection agreements entered into or maintained by Seller related to Seller’s MSR hedging activities and a summary of the realized gains or losses of such interest rate protection agreements compared against any change in value of the MSRs.

Section 6.28 MSR Valuation. On each date on which the Officer’s Compliance Certificate is delivered, Seller shall provide a detailed summary of the Market Value Percentage of MSRs most recently delivered in the Market Value Report.

Section 6.29 Most Favored Status. Seller and Buyer each agree that should Seller or any Subsidiary enter into a repurchase agreement or credit facility with any Person other than Buyer or an Affiliate of Buyer which by its terms provides the following (each, a “More Favorable Agreement”) more favorable terms with respect to financial covenants, including covenants covering the same or similar subject matter set forth or referred to in Section 6.11 hereof and Section 2 of the Pricing Side Letter: Seller shall provide prompt written notice to Buyer of such More Favorable Agreement.

ARTICLE VII

DEFAULTS/RIGHTS AND REMEDIES OF BUYER UPON DEFAULT

Section 7.01 Events of Default. Each of the following events or circumstances shall constitute an “Event of Default”:

(a) Payment Failure. Failure of Seller to (i) make any payment (which failure continues for a period of [***] following written notice (which may be in electronic form) from Buyer) of Price Differential or Repurchase Price or any other sum which has become due, on a Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, or (ii) cure any Margin Deficit when due pursuant to Section 2.05.

(b) Cross Default. (i) An Event of Default (as defined in the Indenture) has occurred and is continuing under the Indenture or an Event of Default (as defined in the Mortgage Loan Repurchase Agreement) has occurred and is continuing under any Repurchase Document or (ii) Seller or Subsidiaries thereof shall be in default under (A) any Indebtedness, in the aggregate, in excess of $[***] of Seller or any Subsidiary thereof which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (B) any other contract or contracts, in the aggregate in excess of $[***] to which Seller or any Subsidiary thereof is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

(c) Assignment. Assignment or attempted assignment by Seller of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Assets to any person other than Buyer.

(d) Insolvency. An Act of Insolvency shall have occurred with respect to Seller.

(e) Material Adverse Change. Any material adverse change in the Property, business, financial condition or operations of Seller or any of its Subsidiaries shall occur, in each case as determined by Buyer in its sole good faith discretion, or any other condition shall exist which, in Buyer’s sole good faith discretion, constitutes a material impairment of Seller’s ability to perform its obligations under this Agreement or any other Program Agreement.

(f) Immediate Breach of Representation or Covenant or Obligation. A breach by Seller of any of the representations, warranties or covenants or obligations set forth in Section 2 of the Pricing Side Letter (Financial Covenants), or in Sections 3.01 (Seller Existence), 3.07 (Solvency), 3.12 (Material Adverse Change), Section 3.22 (Other Indebtedness), Section 6.02 (Prohibition of Fundamental Changes), Section 6.14 (Existence), Section 6.18 (Guarantees), Section 6.19 (Indebtedness), Section 6.21 (No Pledge) or Section 6.22 (Plan Assets) of this Agreement.

(g) Additional Breach of Representation or Covenant. A material breach by Seller of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 7.01(f) above), if such breach is not cured within [***] after the earlier of notice to the Seller or knowledge of a Responsible Officer of the Seller.

(h) Change in Control. The occurrence of a Change in Control.

(i) Failure to Transfer. Seller fails to transfer a material portion of the Purchased Assets to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price).

(j) Judgment. A final judgment or judgments for the payment of money in excess of $[***] over and above the amount of insurance coverage available and confirmed by a financially sound insurer shall be rendered against Seller by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof and the related insurance claim shall not be settled within [***] from the date of entry thereof.

(k) Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller or any Subsidiary thereof, or shall have taken any action to displace the management of Seller or any Subsidiary thereof or to curtail its authority in the conduct of the business of Seller or any Subsidiary thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller or Subsidiary as an issuer, buyer or a seller/servicer of mortgage loans or securities backed thereby, and such action provided for in this subparagraph (l) shall not have been discontinued or stayed within [***].

(l) Inability to Perform. A Responsible Officer of Seller shall admit in writing its inability to, or its intention not to, perform any of Seller’s Obligations hereunder.

(m) Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Repurchase Assets purported to be covered hereby.

(n) Financial Statements. Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller as a “going concern” or a reference of similar import.

(o) Validity of Agreement. For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or Seller or any Subsidiary of Seller shall seek to disaffirm or terminate, limit or reduce repudiate its obligations hereunder.

Section 7.02 No Waiver. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

Section 7.03 Due and Payable. Upon the occurrence of any Event of Default which has not been waived in writing by Buyer, Buyer may, by notice to Seller, declare all Obligations to be immediately due and payable, and any obligation of Buyer to enter into Transactions with Seller shall thereupon immediately terminate. Upon such declaration, the Obligations shall become immediately due and payable, both as to Purchase Price outstanding and Price Differential, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or other evidence of such Obligations to the contrary notwithstanding, except with respect to any Event of Default set forth in Section 7.01(d), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand, and any obligation of Buyer to enter into Transactions with Seller shall immediately terminate. Buyer may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by Buyer, whether under this Agreement or any other Program Agreement or afforded by applicable law.

Section 7.04 Fees. The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law. Seller agrees to pay to Buyer reasonable attorneys’ fees and reasonable legal expenses incurred in enforcing Buyer’s rights, powers and remedies under this Agreement and each other Program Agreement.

Section 7.05 Default Rate. Without regard to whether Buyer has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable Margin in respect of the Pricing Rate shall be increased, to the extent permitted by law, as set forth in clause (ii) of the definition of “Margin”.

ARTICLE VIII

ENTIRE AGREEMENT; AMENDMENTS

AND WAIVERS; SEPARATE ACTIONS BY BUYER

Section 8.01 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or any of the Program Agreements, nor consent to the departure by Seller therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which it is given.

Section 8.02 Waivers, Separate Actions by Buyer. Any amendment or waiver effected in accordance with this Article VIII shall be binding upon Buyer and Seller; and Buyer’s failure to insist upon the strict performance of any term, condition or other provision of this Agreement or any of the Program Agreements, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by Buyer of any such term, condition or other provision or Default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement or any of the Program Agreements, and each and every term, condition and other provision of this Agreement and the Program Agreements shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith. The occurrence of an Event of Default hereunder or under any of the Program Agreements or the occurrence of an Advance Rate Reduction Event under the Indenture shall be deemed to be continuing unless and until waived in writing by Buyer.

ARTICLE IX

SUCCESSORS AND ASSIGNS

Section 9.01 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, any portion thereof, or any interest therein. Seller shall not have the right to assign all or any part of this Agreement or any interest herein without the prior written consent of Buyer.

Section 9.02 Participations and Transfers.

(a) Buyer may in accordance with applicable law at any time sell to one or more banks or other entities (“Participants”) participating interests in all or a portion of Buyer’s rights and obligations under this Agreement and the other Program Agreements; provided, that (i) Seller has consented to such sale; provided, however, Seller’s consent shall not be required in the event that (A) such Participant is an Affiliate of Buyer or (B) an Event of Default has occurred; (ii) each such sale shall represent an interest in a Transaction in a Purchase Price of [***] or more and (iii) other than with respect to a participating interest consisting of a pro rata interest in all payments due to Buyer under this Agreement and prior to an Event of Default Buyer receives an opinion of a nationally recognized tax counsel experienced in such matters that such sale will not result in the Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes. In the event of any such sale by Buyer of participating interests to a Participant, Buyer shall remain a party to the Transaction for all purposes under this Agreement and Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement.

(b) Buyer may in accordance with applicable law at any time assign, pledge, hypothecate, or otherwise transfer to one or more banks, financial institutions, investment companies, investment funds or any other Person (each, a “Transferee”) all or a portion of Buyer’s rights and obligations under this Agreement and the other Program Agreements; provided, that (i) Seller has consented to such assignment, pledge, hypothecation, or other transfer; provided, however, Seller’s consent shall not be required in the event that (A) such Transferee is an Affiliate of Buyer or (B) an Event of Default has occurred; (ii) absent an Event of Default, Buyer shall give at least ten days’ prior notice thereof to Seller; and (iii) that each such sale shall represent an interest in the Transactions in an aggregate Purchase Price of [***] or more and (iv) other than with respect to an assignment, pledge, hypothecation or transfer consisting of a pro rata interest in all payments due to Buyer under this Agreement and prior to an Event of Default Buyer received an opinion of a nationally recognized tax counsel experienced in such matters that such assignment, pledge, hypothecation or transfer will not result in the Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes. In the event of any such assignment, pledge, hypothecation or transfer by Buyer of Buyer’s rights under this Agreement and the other Program Agreements, Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement. Buyer (acting solely for this purpose as an agent for Seller) shall maintain at its address referred to in Section 10.05 a copy of each assignment and assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of Transferees, and the Purchase Price outstanding and Price Differential in the Transactions held by each thereof. The entries in the Register shall be prima facie conclusive and binding, and Seller may treat each Person whose name is recorded in the Register as the owner of the Transactions recorded therein for all purposes of this Agreement. No assignment shall be effective until it is recorded in the Register. The Register shall be available for inspection by the Seller and any Buyer, at any reasonable time and from time to time upon reasonable prior notice.

(c) All actions taken by Buyer pursuant to this Section 9.02 shall be at the expense of Buyer. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller subject to any related confidentiality provisions contained herein.

Section 9.03 Buyer and Participant Register.

(a) Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 9.03, from and after the effective date specified in each assignment and acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and acceptance, have the rights and obligations of Buyer under this Agreement. Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 9.03 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 9.02.

(b) Seller or an agent of Seller shall maintain a register (the “Transaction Register”) on which it will record the Transactions entered into hereunder, and each assignment and acceptance and participation. The Transaction Register shall include the names and addresses of Buyers (including all assignees, successors and Participants), and the Purchase Price (and stated interest) of the Transactions entered into by Buyer. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such Transactions. If Buyer sells a participation in any Transaction, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable law or governmental regulation or procedure, including, without limitation, as necessary to establish that such Transaction is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The information maintained by a Buyer or by the Seller with respect to participations shall be conclusive absent manifest error, and Buyer shall treat each Person whose name is recorded in such participant registers as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a participant register.

ARTICLE X

MISCELLANEOUS

Section 10.01 Survival. This Agreement and the other Program Agreements and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto and thereto, shall survive the entering into of the Transaction and shall continue in full force and effect so long as any Obligations are outstanding and unpaid.

Section 10.02 Indemnification. Seller shall, and hereby agrees to, indemnify, defend and hold harmless Buyer, any Affiliate of Buyer and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) as a consequence of, or arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to, (i) this Agreement or any other Program Agreement or the transactions contemplated hereby or thereby, (ii) Seller’s servicing practices or procedures; (iii) any actual or proposed use by Seller of the proceeds of the Purchase Price, and (iv) any Default, Event of Default or any other breach by Seller of any of the provisions of this Agreement or any other Program Agreement, including amounts paid in settlement, court costs and reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing. If and to the extent that any Obligations are unenforceable for any reason, Seller hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law. Seller’s obligations set forth in this Section 10.02 shall survive any termination of this Agreement and each other Program Agreement and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement or otherwise. In addition, Seller shall, upon demand, pay to Buyer all costs and Expenses (including the reasonable fees and disbursements of counsel) paid or incurred by Buyer in (i) enforcing or defending its rights under or in respect of this Agreement or any other Program Agreement, (ii) collecting the Purchase Price outstanding, (iii) foreclosing or otherwise collecting upon any Repurchase Assets and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing. This Section shall not apply with respect to taxes other than taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

Section 10.03 Nonliability of Buyer. The parties hereto agree that, notwithstanding any affiliation that may exist between Seller and Buyer, the relationship between Seller and Buyer shall be solely that of arms-length participants. Buyer shall not have any fiduciary responsibilities to Seller. Seller (i) agrees that Buyer shall not have any liability to Seller (whether sounding in tort, contract or otherwise) for losses suffered by Seller in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this agreement, the other loan documents or any other agreement entered into in connection herewith or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on Buyer (which judgment shall be final and not subject to review on appeal), that such losses were the result of acts or omissions on the part of Buyer constituting gross negligence or willful misconduct and (ii) waives, releases and agrees not to sue upon any claim against Buyer (whether sounding in tort, contract or otherwise), except a claim based upon gross negligence or willful misconduct. Whether or not such damages are related to a claim that is subject to such waiver and whether or not such waiver is effective, Buyer shall not have any liability with respect to, and Seller hereby waives, releases and agrees not to sue upon any claim for, any special, indirect, consequential or punitive damages suffered by Seller in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by this Agreement, the other loan documents or any other agreement entered into in connection herewith or therewith or any act, omission or event occurring in connection herewith or therewith, unless it is determined by a judgment of a court that is binding on Buyer (which judgment shall be final and not subject to review on appeal), that such damages were the result of acts or omissions on the part of Buyer, as applicable, constituting willful misconduct or gross negligence.

Section 10.04 Governing Law; Submission to Jurisdiction; Waivers.

(a) This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any recourse to, any direct or indirect parent or other Affiliate of Buyer. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)

AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH OF THE PARTIES HERETO AND BUYER, BY THEIR ACCEPTANCE OF THE NOTE, HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING;

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(v) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY.

Section 10.05 Notices. Any and all notices (with the exception of Transaction Notices, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

If to Seller:

Caliber Home Loans, Inc.

1525 South Belt Line Road

Coppell, Texas 75019

Attention: Aubrey Meyers

Phone Number: 214-687-3031

Fax: 469-470-3155

E-mail: aubrey.meyers@caliberhomeloans.com

With copy to:

Caliber Home Loans, Inc.

1525 South Belt Line Road

Coppell, Texas 75019

Attention: Glenn Minkoff

Phone Number: 214-299-5385

Fax: 469-470-3155

E-mail: glenn.minkoff@caliberhomeloans.com

If to Buyer:

For Transaction Notice:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

c/o Credit Suisse Securities (USA) LLC

One Madison Avenue, 2nd floor

New York, NY 10010

Attention: Christopher Bergs, Resi Mortgage Warehouse Ops

Phone: 212-538-5087

E-mail: christopher.bergs@credit-suisse.com

with a copy to:

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, NY 10010

Attention: Margaret Dellafera

Phone Number: 212-325-6471

Fax Number: 212-743-4810

E-mail: margaret.dellafera@credit-suisse.com

For all other Notices:

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, NY 10010

Attention: Margaret Dellafera

Phone Number: 212-325-6471

Fax Number: 212-743-4810

E-mail: margaret.dellafera@credit-suisse.com

Section 10.06 Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. In case any provision in or obligation under this Agreement or any other Program Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.07 Section Headings. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.09 Periodic Due Diligence Review. Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to Seller and the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agree that upon reasonable (but no less than five (5) Business Days’) prior written notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours, and in a manner that does not unreasonably interfere with the ordinary conduct of Seller’s business, to examine and inspect, and solely if an Event of Default shall have occurred and be continuing, to make copies and extracts of, any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of Seller provided that unless an Event of Default shall have occurred and be continuing, Seller shall only be obligated to reimburse Buyer’s Expenses for one (1) inspection or visit per year. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into a Transaction related to any Purchased Assets from Seller based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets related to a Transaction. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller.

Section 10.10 Hypothecation or Pledge of Repurchase Assets. Buyer shall have free and unrestricted use of all Repurchase Assets and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with all or a portion of the Repurchase Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating all or a portion of the Repurchase Assets; provided that prior to an Event of Default, such pledge, repledge, transfer, hypothecation or rehypothecation is treated as a financing or hedging transaction for U.S. federal income tax purposes or a pro rata interest in all payments due to Buyer under this Agreement; provided, further that other than with respect to a pro rata interest in all payments due to Buyer under this Agreement and prior to an Event of Default Buyer receives an opinion of a nationally recognized tax counsel experienced in such matters that such repurchase transaction, pledge, repledge, transfer, hypothecation or rehypothecation will not result in the Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes.

Section 10.11 Non-Confidentiality of Tax Treatment.

(a) This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Buyer or Seller, as applicable and shall be held by each party hereto, as applicable in strict confidence and shall not be disclosed to any third party without the written consent of Buyer or Seller, except for (i) disclosure to Buyer’s or Seller’s direct and indirect Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreements, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including the Pricing Rate, the Purchase Price Percentage, the Purchase Price, the Commitment Fee or the Non-Extension Fee, if applicable) or other nonpublic business or financial information (including any sublimits) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer.

(b) The Buyer agrees to maintain the confidentiality of all information received from the Seller relating to the Seller or its Subsidiaries or their respective businesses (the “Information”), except that Information may be disclosed: (i) to its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person (including any self-regulatory authority); (iii) to the extent required by any applicable law or regulations or by any subpoena, court order or similar legal process; (iv) in connection with the exercise of any remedies hereunder or under any other Program Agreements or any suit, action or proceeding relating to this Agreement or any other Program Agreements or the enforcement of its rights hereunder or thereunder; (v) to (x) any actual or potential assignee, transferee or participant in connection with the assignment or transfer by the Buyer of any loans or any participations therein or (y) any actual or prospective party to any swap, derivative or other transaction under which payments are to be made by reference to the Seller or any Subsidiary or any of their respective obligations, this Agreement or payments hereunder; provided that, any such potential assignee, transferee, participant, swap counterparty or advisor is advised of, and agrees in writing to be bound by, the provisions of this Section; (vi) with the consent of the Seller; or (vii) to the extent such Information (x) is or becomes publicly available other than as a result of a breach of this Section or (y) is available to the Buyer on a non-confidential basis prior to disclosure by the Seller or any of its Subsidiaries, or (z) becomes available to the Buyer or any of its Affiliates on a non-confidential basis from a source other than the Seller.

(c) Notwithstanding anything in this Agreement to the contrary, Seller shall comply with all applicable local, state and federal laws, including all privacy and data protection law, rules and regulations that are applicable to the Repurchase Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Buyer or any Affiliate of Buyer which Seller holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Seller represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the GLB Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, Seller will provide evidence reasonably satisfactory to allow Buyer to confirm that the providing party has satisfied its obligations as required under this Section 10.11. Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of Seller. Seller shall notify Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to Seller by Buyer or such Affiliate. Seller shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 10.12 Set-off. In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from Seller or any Subsidiary thereof to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return funds to Seller), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of Seller or any Subsidiary thereof. Buyer agrees promptly to notify Seller after any such set off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 10.13 Intent.

(a) The parties recognize that each Transaction is a “master netting agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code.

(b) It is understood that either party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 7.03 is a contractual right to liquidate such Transaction as described in Sections 555 and Section 561 of Title 11 of the United States Code, as amended.

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e) This Agreement is intended to be a “securities contract,” within the meaning of Section 555 under the Bankruptcy Code, and a “master netting agreement,” within the meaning of Section 561 under the Bankruptcy Code.

(f) It is the intention of the parties that, for U.S. federal income tax purposes and for accounting purposes, each Transaction constitute a financing with Seller incurring an indebtedness, and that Seller be (except to the extent that Buyer shall have exercised its remedies following an Event of Default) the owner of the Purchased Assets for such purposes. Unless prohibited by applicable law that becomes effective after the date of this Agreement, Seller and Buyer shall treat the Transactions as described in the preceding sentence (including on any and all filings with any U.S. federal, state, or local taxing authority and agree not to take any action inconsistent with such treatment).

IN WITNESS WHEREOF, Seller and Buyer have caused this Master Repurchase Agreement to be executed and delivered by their duly authorized officers or trustees as of the date first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Buyer

By:	/s/ Deidre Harrington
Name:	Deidre Harrington
Title:	Authorized Signatory

By:	/s/ Robert Durden
Name:	Robert Durden
Title:	Authorized Signatory

[Signature Page to VFI Master Repurchase Agreement]

CREDIT SUISSE FIRST BOSTON
MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Dominic Obaditch
Name: Dominic Obaditch
Title:	Vice President

[Signature Page to VFI Master Repurchase Agreement]

CALIBER HOME LOANS, INC.,
as Seller

By:	/s/ William Dellal
Name: William Dellal
Title: Chief Financial Officer

[Signature Page to VFI Master Repurchase Agreement]

SCHEDULE 1

RESPONSIBLE OFFICERS - SELLER

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Responsible Officers for execution of Program Agreements and amendments:

Name	Title	Signature

William Dellal	Chief Financial Officer	/s/ William Dellal

Vasif Imitiazi	Deputy CFO	/s/ Vasif Imtiazi

Ken Adler	Executive Vice President	/s/ Ken Adler

Glenn Minkoff	Senior Vice President	/s/ Glenn Minkoff

Responsible Officers for execution of Transaction Notices and day-to-day operational functions:

Name	Title	Signature

William Dellal	Chief Financial Officer	/s/ William Dellal

Vasif Imitiazi	Deputy CFO	/s/ Vasif Imtiazi

Ken Adler	Executive Vice President	/s/ Ken Adler

Glenn Minkoff	Senior Vice President	/s/ Glenn Minkoff

John Hsu	Vice President	/s/ John Hsu

Schedule 1-1

SCHEDULE 2

ASSET SCHEDULE

Note	Initial Note Balance			Additional Balance(s)			Outstanding VFN Principal Balance			Maximum VFN Principal Balance
CHL GMSR Issuer Trust, Series 2018-VF1 Variable Funding Note	$	[***	]	$	[***	]	$	[***	]	$	[***	]

Schedule 2-1

SCHEDULE 3

BUYER ACCOUNT

Name of Bank:                    [***]

ABA Number of Bank:       [***]

Name of Account:               [***]

Account Number:                [***]

Schedule 3-1

SCHEDULE 3.17

Caliber Funding LLC

Vericrest Financial, Inc.

Caliber Loans, Inc. (DBA in Washington)

Schedule 3.17-1

EXHIBIT A

FORM OF TRANSACTION NOTICE

Dated: [_________]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Attention: Dominic Obaditch

Email: dominic.obaditch@credit-suisse.com

TRANSACTION NOTICE

Ladies and Gentlemen:

We refer to the Master Repurchase Agreement, dated as of April 2, 2018 (the “VF1 Repurchase Agreement”), among Caliber Home Loans, Inc. (the “Seller”), Credit Suisse AG, Cayman Islands Branch (the “Buyer”) and Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”). Each capitalized term used but not defined herein shall have the meaning specified in the VF1 Repurchase Agreement. This notice is being delivered by Seller pursuant to Section 2.02 of the VF1 Repurchase Agreement.

Please be notified that Seller hereby irrevocably requests that Buyer enter into the following Transaction(s) with the Seller as follows:

	VFN	VF1 Repurchase Agreement
Market Value (MSR)	$[ ]
Series Invested Amount	$[ ]
Maximum VFN Principal Balance	$[________]	$[________]
Current Note Balance/Purchase Price requested	$[________]	$[________]
Additional Balance/Purchase Price	$[________]	$[________]
New Note Balance / Repurchase
Price	[________]	[________]
Effective Advance Rate	[________]%	[________]%
	VFN/Series Invested Amount	VFN Repo/Series Invested Amount

Exhibit A-1

Seller requests that the proceeds of the Purchase Price be deposited in Seller’s account at:

Bank Name:                      [_______]

ABA Number:                  [_______]

Account Number:             [_______]

References:                       [_______]

Attn:                                  [_______]

Seller hereby represents and warrants that each of the representations and warranties made by Seller in each of the Program Agreements to which it is a party is true and correct in all material respects, in each case, on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. Attached hereto is a true and complete updated copy of the Asset Schedule.

CALIBER HOME LOANS, INC., as Seller

By: ___________________________________

Exhibit A-2

Asset Schedule

Note	Current Note Balance	Additional Balance(s)	Outstanding VFN Principal Balance	Maximum VFN Principal Balance
CHL GMSR Issuer Trust, Series 2018-VF1 Variable Funding Note	$[________]	$[________]	$[________]	$[________]
VF1 Repurchase Agreement	$[________]	$[________]	$[________]	$[________]

Exhibit A-3

EXHIBIT B

EXISTING INDEBTEDNESS

Exhibit B-1

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

I, ________________, do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of Caliber Home Loans, Inc. (“Seller”). This Certificate is delivered to you in connection with Section 6.25 of the Master Repurchase Agreement dated as of April 2, 2018, among Seller, Credit Suisse AG, Cayman Islands Branch, as buyer, and Credit Suisse First Boston Mortgage Capital LLC, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), as the same may have been amended from time to time. I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

Adjusted Tangible Net Worth. Seller has maintained, as of the end of each calendar month, an Adjusted Tangible Net Worth at least equal to $[***]. A detailed summary of the calculation of Seller’s actual Adjusted Tangible Net Worth is provided in Schedule 1 hereto.

Indebtedness to Adjusted Tangible Net Worth Ratio. As of the end of each calendar month, Seller’s ratio of Indebtedness (on and off balance sheet, including other liabilities designated as “commitment to purchase MSR and advances” on the Seller’s balance sheet) to Adjusted Tangible Net Worth has not exceeded [***]. A calculation of Seller’s actual Indebtedness to Adjusted Tangible Net Worth is provided in Schedule 1 hereto.

Maintenance of Liquidity. Seller has ensured that, at all times, it has cash (other than Restricted Cash) and Cash Equivalents in an amount not less than [***].

Financial Statements. The financial statements attached hereto are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods set forth therein.

Indebtedness. All Indebtedness (other than Indebtedness evidenced by the Agreement) of Seller existing on the date hereof and having obligations that are outstanding or will be payable in the aggregate during the next twelve (12) month period in excess of $[***] is listed on Schedule 2 hereto.

Litigation Summary. Attached hereto as Schedule 3 is a true and correct summary of all actions, notices, proceedings and investigations pending with respect to which Seller has received service of process or of form of notice or, to the knowledge of a Responsible Officer of the Seller, threatened in writing against it, before any court, administrative or governmental agency or other regulatory body or tribunal that could reasonably be likely to have a Material Adverse Effect.

Exhibit C-1

Hedging Summary. Attached hereto as Schedule 4 is a true and correct summary of all interest rate protection agreements entered into or maintained by Seller related to Seller’s MSR hedging activities and a summary of the realized gains or losses of such interest rate protection agreements compared against any change in the value of the MSRs.

MSR Valuation. A detailed summary of the Market Value Percentage of MSRs most recently delivered in the Market Value Report is provided in Schedule 5 hereto.

[No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

Exhibit C-2

IN WITNESS WHEREOF, I have set my hand this ____ day of _______, _______.

Caliber Home Loans, Inc., as Seller

By:
Name:
Title:

Exhibit C-3

SCHEDULE 1 TO OFFICER’S COMPLIANCE CERTIFICATE

CALCULATIONS OF FINANCIAL COVENANTS

As of the calendar month ended [DATE] or quarter ended [DATE]

Exhibit C-4

SCHEDULE 2 TO OFFICER’S COMPLIANCE CERTIFICATE

INDEBTEDNESS as of _________________

LENDER	TOTAL FACILITY SIZE	FACILITY TYPE (i.e. EFP, Repurchase, etc)	$ AMOUNT COMMITTED	OUTSTANDING INDEBTEDNESS	EXPIRATION DATE

Exhibit C-6

SCHEDULE 3 TO OFFICER’S COMPLIANCE CERTIFICATE

LITIGATION SUMMARY

Case Caption	Filing Date	Court/ Regulator	Case No.	Nature of Claims	Damages/ Penalties Alleged	Plaintiff’s Counsel	Customer’s Counsel	Status	Customer’s Reserve Amount

Exhibit C-7

SCHEDULE 4 TO OFFICER’S COMPLIANCE CERTIFICATE

HEDGING SUMMARY

Exhibit C-8

SCHEDULE 5 TO OFFICER’S COMPLIANCE CERTIFICATE

MSR VALUATION

Exhibit C-9

EXHIBIT D-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Buyers That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of [     ] (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), among [     ], and each buyer, from time to time, party thereto.

Pursuant to the provisions of Section 2.11 of the Master Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Purchased Assets in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Seller within the meaning of section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Seller as described in section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Seller with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Seller and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Seller and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

[NAME OF BUYER]
By:
Name:
Title:
Date:	, 20[ ]

Exhibit D-1-1

EXHIBIT D-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of [     ] (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), among [     ], and each buyer from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Master Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Seller within the meaning of section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Seller as described in section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Buyer with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Buyer in writing, and (2) the undersigned shall have at all times furnished such Buyer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date:	, 20[ ]

Exhibit D-2-1

EXHIBIT D-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of [     ] (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), among [     ], and each buyer from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Master Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement or similar agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Seller within the meaning of section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Seller as described in section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Buyer with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Buyer and (2) the undersigned shall have at all times furnished such Buyer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date:	, 20[ ]

Exhibit D-3-1

EXHIBIT D-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Buyers That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of [     ] (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), among [     ], and each buyer from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Master Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Purchased Assets in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such [Certificates], (iii) with respect to the extension of credit pursuant to this Master Repurchase Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement or similar agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Seller within the meaning of section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Seller as described in section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Seller with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Seller and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Seller and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

[NAME OF BUYER]
By:
Name:
Title:

Date:                          , 20[    ]

Exhibit D-4-1